Exhibit 99.1

Aceto Corporation
One Hollow Lane
Lake Success, New York 11042-1215

NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Appoints President and Executive Vice President

LAKE SUCCESS, N.Y., December 9, 2008  -- Aceto Corporation (Nasdaq:ACET), a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of chemically derived pharmaceuticals, biopharmaceuticals, specialty chemicals and crop protection products, today announced two promotions.

Effective January 1, 2009, Vincent Miata, Senior Vice President responsible for the Company’s Chemicals & Colorants business, has been promoted to President and Frank DeBenedittis, Senior Vice President of the Company’s Health Sciences business, has been promoted to Executive Vice President. Frank will also assume the additional responsibility of the newly created position of Director of Global Pharmaceutical Strategy.

Commenting on the promotions, Leonard S. Schwartz, Chairman, CEO and President of Aceto said “These two promotions, which significantly strengthen the management structure of Aceto, will enable it to continue to expand the Company’s business across its broad product lines and global footprint and maintain long term sustainability. Mr. Miata becomes only the fourth President of Aceto in its 61 year history. I wish them both the greatest success.”

BIOGRAPHIES

Vincent Miata

Vincent Miata joined Aceto in 1979 as a marketing representative and held various positions within the Company including Product Manager, Group Vice President and Vice President.  Mr. Miata attended Lehman College where he received a BS in Chemistry and Long Island University, where he received his MBA.

Frank DeBenedittis:

Frank DeBenedittis also joined Aceto in 1979 as a marketing representative and held various positions within the Company including Assistant Product Manager, Product Manager, Assistant Vice President, Group Vice President and Vice President. Mr. DeBenedittis attended Stony Brook University where he received a BA in Chemistry.

ABOUT ACETO
Aceto Corporation, incorporated in 1947, is a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and crop protection products.  With a physical presence in ten countries, Aceto distributes over 1000 chemicals and pharmaceuticals used principally as raw materials in the pharmaceutical, agricultural, surface coating/ink and general chemical consuming industries. Aceto’s global operations, including a staff of 26 in Shanghai and 12 in India are unique in the industry and enable its worldwide sourcing and regulatory capabilities.(ACET-F)

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding expanding Aceto’s business across its broad product lines and global footprint and maintaining long-term sustainability. All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, receipt of regulatory approvals, our ability to continue strong cost controls as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at www.sec.gov.

For more information contact:

Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com